EXHIBIT 99.A

To: Analysts and Investors:

We wanted to update you on our continued progress in reducing debt. As of September 30, 2004, El Paso had debt, net of cash, of approximately $17 billion, compared with approximately $22 billion as of September 30, 2003. We will provide you with more detail with the filing of our third quarter Form 10-Q in December.

Attached to this e-mail is an updated chart from our web site showing our debt position at September 30, 2004 and an updated debt maturity schedule through 2007. All of these materials are posted at www.elpaso.com in the Investors section.